FOR IMMEDIATE RELEASE

ROADRUNNER TRANSPORTATION SYSTEMS REPORTS 2010 FIRST QUARTER
RESULTS

Cudahy, WI – June 15, 2010 – Roadrunner Transportation Systems, Inc. (NYSE: RRTS), a leading non-asset based transportation and logistics services provider, today reported financial results for the first quarter ended March 31, 2010.

Simultaneous with the consummation of its May 2010 initial public offering (“IPO”), RRTS merged with Group Transportation Services Holdings, Inc. (“GTS”), thereby adding third-party logistics and transportation management solutions to RRTS’ suite of services. The following table sets forth summary financial results for the first quarter ended March 31 for both RRTS standalone and combined RRTS and GTS assuming the merger occurred at the beginning of each of the periods presented:

(In thousands, except per share data)	RRTS Standalone			Combined RRTS and GTS
	Three Months Ended March 31,			Three Months Ended March 31,
			%			%
	2010	2009	Change	2010	2009	Change
Total revenues	$129,414	$104,434	23.9%	$142,762	$110,524	29.2%
Net revenues (total revenues less
purchased transportation costs)	28,466	22,290	27.7%	32,095	23,833	34.7%
Depreciation & amortization	684	546	25.3%	851	688	23.7%
Other operating expenses	21,157	19,633	7.8%	23,732	21,080	12.6%
Acquisition transaction expenses	160	-	NM	332	-	NM
Operating income	6,465	2,111	206.3%	7,180	2,065	247.7%
Operating income before acquisition
transaction expenses	6,625	2,111	213.8%	7,512	2,065	263.8%
Net income (loss) available to common stockholders	$658	$(1,014)	NM	$942	$(1,210)	NM
Weighted average diluted shares outstanding	15,750	15,110		19,023	17,469
Diluted income (loss) per share available to common stockholders	$0.04	$(0.07)		$0.05	$(0.07)

2010 First Quarter Results

First quarter 2010 standalone revenues of $129.4 million increased $25.0 million, or 23.9%, from $104.4 million during the first quarter of 2009. On a combined basis, revenues increased $32.3 million, or 29.2%, from $110.5 million during the first quarter of 2009 to $142.8 million during the first quarter of 2010.

Standalone operating income for the first quarter of 2010 was $6.5 million compared to $2.1 million for the first quarter of 2009. On a combined basis, operating income for the first quarter of 2010 was $7.2 million compared to $2.1 million for the first quarter of 2009. Excluding acquisition transaction expenses of $0.2 million, operating income for the first quarter of 2010 was $6.6 million on a standalone basis. On a combined basis excluding acquisition transaction expenses of $0.3 million, operating income for the first quarter of 2010 was $7.5 million.

Standalone net income available to common stockholders for the first quarter of 2010 was $0.7 million, or $0.04 per diluted share, compared to a net loss for first quarter 2009 of $1.0 million, or $(0.07) per diluted share. Combined net income available to common stockholders for the first quarter of 2010 was $0.9 million, or $0.05 per diluted share, compared to a net loss for first quarter 2009 of $1.2 million, or $(0.07) per diluted share.

On a pro forma combined basis, after giving effect to the sale of 9,000,000 shares in the IPO, net income available to common stockholders for the first quarter of 2010 would have been $4.1 million, or $0.14 per diluted share, based on 30,144,594 weighted average diluted shares outstanding. Net income was adjusted for the elimination of $4.2 million in interest expense (assuming the retirement of $115.0 million of our outstanding debt), the related tax impact of $1.6 million, the elimination of the accretion of the Series B preferred stock of $0.5 million for the quarter, and the conversion of the shares of Series B preferred stock into shares of common stock at the beginning of the quarter.

Mark DiBlasi, President and CEO of RRTS, said, “Our first quarter results slightly exceeded our preliminary estimates, primarily due to revenue increases resulting from positive new business trends and continued market share expansion. We see these trends continuing into the second quarter, resulting in expanded tonnage and improving yield.”

2010 First Quarter Combined Segment Information

As a result of the GTS merger, RRTS now has three operating segments: less-than-truckload (“LTL”), truckload brokerage (“TL”) and transportation management solutions (“TMS”). Set forth below is selected segment financial information reflecting combined RRTS and GTS operations (excluding intercompany eliminations and corporate expenses):

For the LTL segment, revenues for the first quarter of 2010 were $91.3 million, compared to $70.1 million for the first quarter of 2009. LTL operating income was $5.2 million for first quarter 2010, compared to $1.3 million for first quarter 2009.

For the TL segment, revenues for the first quarter of 2010 were $38.2 million, compared to $34.4 million for the first quarter of 2009. TL operating income was $1.5 million for first quarter 2010, compared to $1.0 million for first quarter 2009.

For the TMS segment, revenues for the first quarter 2010 were $13.7 million, compared to $6.4 million for the first quarter of 2009. TMS operating income was $1.0 million for first quarter 2010, compared to $0.1 million for first quarter 2009.

Conference Call

A conference call is scheduled for Tuesday, June 15, 2010 at 4:30p.m. Eastern Time. To access the conference call, please dial 877-869-3847 (U.S.) or 201-689-8261 (international) approximately 10 minutes prior to the start of the call. The conference call will also be available via live webcast under the Investor Relations section of RRTS website, www.rrts.com.

If you are unable to listen to the live call, a replay will be available through June 22, 2010, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international). Callers will be prompted for replay account number 238# followed by conference ID number 351894#. An archived version of the webcast will also be available under the Investor Relations section of the Company's website, www.rrts.com.

About Roadrunner Transportation Systems, Inc.

RRTS is a leading non-asset based transportation and logistics services provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload, transportation management solutions and intermodal brokerage, and domestic and international air. For more information, please visit: www.rrts.com.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in the transportation industry, the impact of the current economic crisis, the company's dependence upon purchased power, the unpredictability of and potential fluctuation in the price and availability of fuel, the effects of governmental and environmental regulations, and other "Risk Factors" set forth in the company's most recent SEC filings.

(Tables Follow)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	RRTS Standalone		Combined RRTS & GTS
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Revenues	$129,414	$104,434	$142,762	$110,524
Operating expenses:
Purchased transportation costs	100,948	82,144	110,667	86,691
Personnel and related benefits	12,432	11,906	14,268	12,931
Other operating expenses	8,725	7,727	9,464	8,149
Depreciation and amortization	684	546	851	688
Acquisition transaction expenses	160	-	332	-
Total operating expenses	122,949	102,323	135,582	108,459
Operating income	6,465	2,111	7,180	2,065
Interest expense:
Interest on long-term debt	4,385	2,862	4,577	3,012
Adjustment to contingent purchase obligation	-	-	65	-
Dividends on preferred stock subject to mandatory redemption	50	50	50	50
Total interest expense	4,435	2,912	4,692	3,062
Income (loss) before provision for income taxes	2,030	(801)	2,488	(997)
Provision (benefit) for income taxes	857	(232)	1,031	(232)
Net income (loss)	1,173	(569)	1,457	(765)
Accretion of Series B preferred stock	515	445	515	445
Net income (loss) available to common stockholders	$658	$(1,014)	$942	$(1,210)

Earnings (loss) per share available to common stockholders:
Basic	$0.04	$(0.07)	$0.05	$(0.07)
Diluted	$0.04	$(0.07)	$0.05	$(0.07)

Weighted average common stock outstanding:
Basic	15,110	15,110	18,275	17,469
Diluted	15,750	15,110	19,023	17,469

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	RRTS Standalone		Combined RRTS & GTS
		December		December
	March 31,	31,	March 31,	31,
	2010	2009	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,324	$667	$3,086	$2,176
Accounts receivable, net	60,320	53,080	65,397	57,887
Deferred income taxes	1,578	1,578	1,578	1,578
Prepaid expenses and other current assets	8,588	8,440	8,736	8,501
Total current assets	71,810	63,765	78,797	70,142
PROPERTY AND EQUIPMENT, NET	5,019	5,292	7,197	7,518
OTHER ASSETS:
Goodwill	211,183	210,834	246,889	244,671
Other noncurrent assets	9,839	10,944	9,649	10,950
Total other assets	221,022	221,778	256,538	255,621
TOTAL ASSETS	$297,851	$290,835	$342,532	$333,281

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES:
Current maturities of long-term debt	$7,925	$7,400	$9,520	$8,768
Accounts payable	30,802	26,914	35,285	31,184
Accrued expenses and other liabilities	11,159	9,998	13,156	12,152
Total current liabilities	49,886	44,312	57,961	52,104

LONG-TERM DEBT, net of current maturities	120,396	120,660	130,491	130,167
OTHER LONG-TERM LIABILITIES	2,373	1,922	5,115	4,627
PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION	5,000	5,000	5,000	5,000
Total liabilities	177,655	171,894	198,567	191,898
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK
Redeemable common stock	1,740	1,740	1,740	1,740
STOCKHOLDERS' INVESTMENT:
Series B convertible preferred stock	14,465	13,950	14,465	13,950
Class A common stock	145	145	180	179
Class B common stock	3	3	-	-
Additional paid-in capital	103,267	103,700	126,414	125,805
Retained earnings (deficit)	576	(597)	1,166	(291)
Total stockholders' investment	118,456	117,201	142,225	139,643
TOTAL LIABILITIES, MEZZANINE EQUITY AND
STOCKHOLDERS' INVESTMENT	$297,851	$290,835	$342,532	$333,281

Contact

Roadrunner Transportation Systems, Inc.
Peter Armbruster
Chief Financial Officer
414-615-1648
ir@rrts.com

The Blueshirt Group
Jonathan Schaffer
212-551-1452